Exhibit 99.1

Flux Power’s FY 2021 Q1 Revenue Increased By 135%

Investor Conference Call at 4:30 PM ET

Vista, CA – November 12, 2020 — Flux Power Holdings, Inc. (Nasdaq: FLUX), a developer of advanced lithium-ion industrial batteries for commercial and industrial equipment, today reported financial results for its first quarter of fiscal year 2021 (Q1’21).

Financial Highlights:

●	Q1’21 revenue grew 135% to $4.5M compared to Q1’20 revenue of $1.9M
●	Q1’21 gross margin increased to 19.4% compared to 6.1% in Q1’20

Strategic Highlights:

●	While our first quarter is typically a seasonal low quarter for many of our customers, our underlying momentum and pacing compared to our revenue levels for Q1’20 is encouraging, especially in view of the COVID environment.
●	Uplisted to Nasdaq and completed a public offering of $12.4M in August.
●	Completed a private placement offering for $3.2M.
●	Continued expansion of relationships with forklift OEMs and new customers.
●	Continued expansion with Beam Global for stationary power.
●	Repaid short-term debt by $2.6M during Q1’21.
●	Subsequent to Q1’21:

o	Filed a shelf registration of $50M to support capital raise for business growth over the next three years.
o	Converted $2.2M of short-term debt to equity to strengthen the balance sheet and capital structure.
o	Secured a working capital revolving line of credit with Silicon Valley Bank.

“Our revenue during Q1’21 reflects added customers and momentum despite the COVID pandemic,” Flux Power CEO Ron Dutt commented. “We believe continued improvement in our gross margin moves us closer to our goal of becoming cash flow breakeven.”

Q1’21 Financial Results

Revenue: Q1’21 revenue increased by 135% to $4.5M compared to $1.9M in Q1’20, driven by sales of larger LiFT Packs and stationary power applications.

Gross Profit: Q1’21 gross profit improved to $873,000 compared to a gross profit of $117,000 in Q1’20 principally reflecting higher sales volumes and gross margin improvement program.

Selling & Administrative: Expenses increased to $2.9M in Q1’21 from $2.3M in Q1’20, principally reflecting increased staffing to support expanded sales and marketing, sourcing and procurement, demonstration units for marketing, and expanded customer service footprint.

Research & Development: Expenses increased to $1.5M in Q1’21, compared to $1.3M in Q1’20 reflecting our continued rollout of new product models, third party expense for UL Listing certification, and further development of our telemetry products.

Net Loss: Q1’21 net loss increased to $4.0M from a loss of $3.8M in Q1’20, principally reflecting higher operating costs and interest expense.

Fiscal Year 2021 Outlook

The first quarter of the fiscal year is a seasonally lower revenue quarter, reflecting customers not purchasing or installing new equipment over the historically slower summer months of July and August. However, Flux Power continued its underlying business momentum with triple-digit year over year growth.

The current growth trajectory is anticipated to continue based on an expanded line-up of product offerings, continued demand for lithium-ion solutions, and potential new customer opportunities. Flux Power also expects to further enhance gross margins across its product lines by implementing a series of clearly defined initiatives to advance technology, design, production and purchasing efficiencies, as well as benefiting from growing economies of scale.

CEO Ron Dutt added, “While the timing of sales continues to be a challenge to predict each quarter, we are confident in a positive outlook for fiscal year 2021 based on customer dialogues across all product lines.”

As a point of reference, according to the October 2020 report from the Material Handling Equipment Distributors Association (MHEDA), the outlook for new U.S. equipment orders is down 9.6% for calendar year 2020 and up by 10.0% for calendar year 2021.

Conference Call

Management will hold a conference call today starting at 4:30 PM ET. Investors and analysts interested in joining the call are invited to dial (833) 428-8374 or (270) 240-0543. The conference ID is 7063928. A recording of the conference call will be uploaded to the Flux Power website once it is available.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced rechargeable lithium-ion energy storage solutions for lift trucks and other industrial equipment including airport ground support equipment (GSE), and energy storage for solar applications. Flux Power’s LiFT Packs, including the proprietary battery management system (BMS), provide customers with a better performing, more environmentally friendly, and lower total cost alternative, in many instances, to traditional lead acid and propane-based solutions.

Cautionary Statement Regarding Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog:	Flux Power Blog
News	Flux Power News
Twitter:	@FLUXpwr
LinkedIn:	Flux Power

Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020 (Unaudited)	June 30, 2020

ASSETS

Current assets:
Cash	$6,150,000	$726,000
Accounts receivable	3,162,000	3,069,000
Inventories	6,049,000	5,256,000
Other current assets	488,000	787,000
Total current assets	15,849,000	9,838,000
Right of use asset	3,337,000	3,435,000
Other assets	132,000	174,000
Property, plant and equipment, net	688,000	528,000

Total assets	$20,006,000	$13,975,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$5,492,000	$6,098,000
Deferred revenue	48,000	4,000
Customer deposits	920,000	1,563,000
Due to Factor	-	469,000
Related party loan payable	4,396,000	7,347,000
Financing lease payable	18,000	28,000
Office lease payable, current portion	345,000	288,000

Total current liabilities	11,219,000	15,797,000

Long term liabilities:
Paycheck Protection Program loan payable	1,297,000	1,297,000
Office lease payable, less current portion	3,197,000	3,301,000

Total liabilities	15,713,000	20,395,000

Stockholders’ equity (deficit):

Preferred stock	-	-
Common stock	11,000	7,000
Additional paid-in capital	61,678,000	46,985,000
Accumulated deficit	(57,396,000)	(53,412,000)

Total stockholders’ equity (deficit)	4,293,000	(6,420,000)

Total liabilities and stockholders’ equity (deficit)	$20,006,000	$13,975,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2020	2019
Net revenue	$4,499,000	$1,919,000
Cost of sales	3,626,000	1,802,000

Gross profit	873,000	117,000

Operating expenses:
Selling and administrative expenses	2,920,000	2,262,000
Research and development	1,507,000	1,341,000
Total operating expenses	4,427,000	3,603,000

Operating loss	(3,554,000)	(3,486,000)

Interest expense	(430,000)	(328,000)

Net loss	$(3,984,000)	$(3,814,000)

Net loss per share - basic and diluted	$(0.42)	$(0.75)

Weighted average number of common shares outstanding - basic and diluted	9,536,441	5,103,342

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